UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)

December 8, 2023

electroCore, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38538	20-3454976
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Forge Way, Suite 205

Rockaway, NJ 07866

(Address of principal executive offices and zip code)

(973) 290-0097

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 Per Share	ECOR	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 8, 2023, the board of directors (the “Board”) of electroCore, Inc. (the “Company”) appointed Charles S. Theofilos, M.D., as a new Class III member of the Board. The term of each Class III director lasts until the Company’s 2024 annual meeting of stockholders. In connection with the appointment of Dr. Theofilos to the Board, the size of the Board was increased by resolution of the Board from seven members to eight members on December 8, 2023.

Dr. Theofilos is a retired neurosurgeon who founded The Spine Center in Palm Beach Gardens, FL in 1996. He also founded and serves as President of Theo Concepts, LLC and Founder of The Theo Group, a family office. Previously, he served as Co-Director of the Neuroscience Center, Chairman of Neurosurgery, and Chairman of Cranial and Spinal Surgery, at JFK Medical Center in Atlantis, Florida, Director of Spine Surgery at Jupiter Medical Center, and Chairman of Neurosurgery at Palm Beach Gardens Medical Center. Dr. Theofilos has been a founder, director and/or investor in a number of early-stage medical device and healthcare companies, including K2Medical, SpineCore LLC and electroCore, LLC, a predecessor of the Company. Dr. Theofilos received an M.D. from Emory University School of Medicine, a B.A. in biology from Emory University, and a GMP (General Management Program) from The Wharton School of The University of Pennsylvania.

There are no arrangements or understandings between Dr. Theofilos and any other persons pursuant to which he was selected as a director of the Company. As required to be disclosed under Item 404(a) of Regulation S-K, Happy Holstein Management, LLC, of which Dr. Theofilos’ spouse, Kathryn Theofilos, is the manager, participated as an investor in the Company’s August 2023 registered direct public offering and concurrent private placement. Happy Holstein Management, LLC purchased (i) 453,257 shares of common stock, par value $0.001 per share, of the Company (“Common Stock”), and pre-funded warrants to purchase 113,314 shares of Common Stock, in the registered direct public offering, and (ii) warrants to purchase up to 283,285 shares of Common Stock in the concurrent private placement, the terms of which were described in a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (“SEC”) on July 31, 2023. The Company agreed to file a registration statement on Form S-1 with the SEC to cover the resale of certain securities issuable in connection with the private placement, which registration statement was declared effective by the SEC on August 31, 2023.

In connection with his appointment to the Board, Dr. Theofilos will receive the Company’s standard non-employee director cash compensation, and has been granted an inaugural equity award effective January 1, 2024 pursuant to the Company’s Non-Employee Director Compensation Policy, a copy of which was filed with the SEC as Exhibit 10.13 to the Company’s Registration Statement on Form S-1 on August 24, 2023. Additionally, Dr. Theofilos and the Company will enter into the Company’s standard indemnification agreement for directors and executive officers, the form of which was filed with the SEC as Exhibit 10.14 to the Company’s Registration Statement on Form S-1/A on May 21, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

electroCore, Inc.

December 14, 2023	/s/ Brian Posner
Brian Posner
Chief Financial Officer